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                                                                   Exhibit 23.1


                         CONSENT OF INDEPENDENT AUDITORS


The Board of Directors
TCF Financial Corporation
Minneapolis, Minnesota:

We consent to incorporation by reference in this Registration Statement on Form S-8 of our report dated January 12, 1994 on the consolidated financial statements of TCF Financial Corporation and subsidiaries as of December 31, 1993 and 1992 for each of the years in the three-year period ended December 31, 1993 included in the Annual Report on Form 10-K for the fiscal year ended December 31, 1993 of TCF Financial Corporation.



                                                       KPMG Peat Marwick LLP


February 8, 1995
Minneapolis, Minnesota